Exhibit 99.4

REPORT OF MANAGEMENT AND DIRECTORS

ON RESERVES DATA AND OTHER INFORMATION

(FORM 51-101F3)

Terms to which a meaning is ascribed in National Instrument 51-101 have the same meaning herein.

Management of TransAtlantic Petroleum Corp. (the “Company”) is responsible for the preparation and disclosure of information with respect to the Company’s oil and gas activities in accordance with securities regulatory requirements. This information includes reserves data which are estimates of proved reserves and probable reserves and related future net revenue as at December 31, 2007, estimated using forecast prices and costs.

The Company did not retain an independent qualified reserves evaluator to evaluate reserves as the Company had no reserves to evaluate as at December 31, 2007.

The board of directors has reviewed the Company’s procedures for assembling and reporting other information associated with oil and gas activities and has reviewed that information with management.

The board of directors has approved:

(a)	the content and filing with securities regulatory authorities of Form 51-101F1 containing reserves reconciliation data and other oil and gas information; and

(b)	the content and filing of this report.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be material. However, any variations should be consistent with the fact that reserves are categorized according to the probability of their recovery.

/s/ Scott C. Larsen
Scott C. Larsen
President and Chief Executive Officer

/s/ Hilda Kouvelis
Hilda Kouvelis
Chief Financial Officer

/s/ Michael Winn
Michael Winn
Director

/s/ Alan Moon
Alan Moon
Director

/s/ Brian Bayley
Brian Bayley
Director

March 31, 2008